Exhibit 5.1

609 Main Street Houston, TX 77002 United States +1 713 836 3600 www.kirkland.com

September 6, 2023

Permian Resources Corporation

300 N. Marienfeld Street, Suite 1000

Midland, Texas 79701

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special counsel to Permian Resources Corporation, a Delaware corporation (“Permian Resources”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-4, filed on or about September 6, 2023 (as amended or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Permian Resources of up to 161,231,155 shares (the “Shares”) of Class A common stock, par value $0.0001 per share, of Permian Resources, to be issued pursuant to the Agreement and Plan of Merger, dated as of August 21, 2023 (as amended from time to time, the “Merger Agreement”), by and among Permian Resources, Smits Merger Sub I Inc., Smits Merger Sub II LLC, Permian Resources Operating, LLC, Earthstone Energy, Inc. and Earthstone Energy Holdings, LLC.

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Merger Agreement, (ii) the Registration Statement, (iii) the Fourth Amended and Restated Certificate of Incorporation of Permian Resources in the form incorporated by reference as Exhibit 3.1 to the Registration Statement (the “Charter”), (iv) the Second Amended and Restated Bylaws of Permian Resources in the form incorporated by reference as Exhibit 3.2 to the Registration Statement and (v) resolutions of the board of directors of Permian Resources that pertain to the Merger Agreement and the issuance of the Shares pursuant thereto (the “Share Issuance”). In addition, we have reviewed such questions of law as we considered necessary or appropriate.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto other than Permian Resources. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of the officers and other representatives of Permian Resources and others as to factual matters.

Austin    Bay Area    Beijing    Boston    Brussels    Chicago    Dallas    Hong Kong    London     Los Angeles    Miami    Munich    New York    Paris    Salt Lake City    Shanghai     Washington, D.C.

Permian Resources Corporation

September 6, 2023

In furnishing this opinion, we have further assumed that (i) the Registration Statement will be effective at the time of the Share Issuance, (ii) Permian Resources’ stockholders will have approved the Share Issuance pursuant to the terms of the Merger Agreement and as contemplated by the Registration Statement, and (iii) the other conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied or duly waived.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares, when issued by Permian Resources in accordance with the Merger Agreement and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP